                                                                EXHIBIT 10.41.1


                                                                  April 6, 2001

Ms. Candice Carpenter
799 Park Avenue
Apartment 20B
New York, New York 10021

Dear Candice:

   This letter, when mutually executed, will constitute the second amendment (the "Second Amendment") to that certain agreement between iVillage Inc. (the "Company") and you dated October 5, 2000 (the "October Agreement"), as amended by that certain Amendment dated as of April 1, 2001 (the "Amendment" and, as amended by this Second Amendment, the "Agreement"). All other terms of the October Agreement, as amended by the Amendment, not expressly superseded by this Second Amendment shall remain in full force and effect.

   1. Section 2(a) of the October Agreement, as amended by the Amendment, is hereby amended by deleting the last sentence thereof in its entirety and substituting the following in its place and stead:

     "Such one-time lump sum payment shall be payable by the Company to you in two separate checks as follows: (x) $940,400 for the salary, bonus and other payments described in subsections (i), (ii), (iv) and (v) above (less a set-off of $27,900 for the amount of overdue interest payable by you to the Company under your promissory note pursuant to Section 2(e)), which shall be subject to normal payroll withholdings and deductions and reportable on IRS Form W-2 and (y) $387,500 for the expense reimbursement and other obligations referred to above. You hereby acknowledge and agree that the Company shall have no responsibility or liability to you for unpaid or underpaid taxes as a result of the Company's failure to withhold a sufficient amount of taxes or otherwise in connection with the characterizations of income set forth in the immediately preceding sentence and you agree to indemnify and hold harmless the Company from any and all such taxes."

   2. Section 2(c) of the October Agreement, as amended by the Amendment, is hereby deleted in its entirety and in its place and stead the following shall be substituted:

     "c. Salary. Subject to Section 2(e) of the Amendment (providing for the set-off of $1,550.00 per bi-monthly pay period in 2001 and $1,162.50 per bi-monthly pay period in 2002 (in each case, $27,900 per year) against required interest payments pursuant to your promissory note), payment at the rate of $1,879.17 per bi-monthly pay period in 2001 and $1,594.79 per bi-monthly pay period in 2002, in each case less all deductions required by law, and payable in the manner and at the times of normal payroll. The Company's obligation to pay you salary pursuant to this section shall terminate on December 31, 2002. As the foregoing amounts are based upon the number of tax exemptions claimed in your current IRS W-4 form, you hereby agree not to amend or file a new IRS Form W-4 subsequent to the date of this Second Amendment without prior consultation with the Company;"

   3. Section 2(e) of the October Agreement, as amended by the Amendment, is hereby deleted in its entirety and in its place and stead the following shall be substituted:

     "e. Promissory Note. Your promissory note to the Company dated June 5, 1998 in the principal amount of $500,000 shall be amended such that the maturity date of such note shall be extended to December 31, 2002 with all other terms and conditions thereof remaining the same; provided, however, that, upon execution of the Amendment, you shall pay the Company (by set-off against the salary and bonus portion of the lump sum payment described in Section 2(a)(x) above) the sum of $27,900 representing the amount of overdue interest payable to the Company for calendar year 2000 under such note; provided, further, that you hereby authorize the Company to set-off or deduct from the monthly salary payments payable to you pursuant to Section 2(c) of this Second Amendment the amounts of $1,550.00 per bi-monthly pay period during calendar year 2001 and $1,162.50 per bi-monthly pay period during calendar year 2002 (in each case $27,900.00 per year) towards payment of the interest payable under such note during those periods."

   To accept this Second Amendment, please date and sign this letter and return it to me (An extra copy for your files is enclosed).

                                   Very truly yours,

                                   iVILLAGE INC.

                                   By: /s/ Steven Elkes
                                      ----------------------------------------
                                   Name:  Steven Elkes
                                   Title: Executive Vice President -
                                          Operations and Business Affairs

   By signing this letter, I acknowledge that I have had the opportunity to review this Second Amendment carefully with an attorney of my choice; that I have read this Amendment and understand the terms of the Second Amendment; and that I voluntarily agree to them.


   By:  /s/ Candice Carpenter                                                        Date April 6, 2001
       ----------------------------------------------------------------------            -------------------------------------
       Candice Carpenter